EXHIBIT 99.1

TF Financial Corporation Reports First Quarter 2009 Results and Quarterly Dividend

NEWTOWN, Pa., April 30, 2009 (GLOBE NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $1,020,000 ($0.41 per diluted share) for the first quarter of 2009, compared with $1,281,000 ($0.48 per diluted share) for the first quarter of 2008. The Company also announced that its Board of Directors had declared a quarterly dividend of $0.20 per share, payable May 15, 2009 to shareholders of record on May 11, 2009.

Highlights for the current quarter included:

 * Net income decreased by $261,000 or 20.4% compared with the first quarter of 2008. Diluted earnings per share were $0.41, a $0.07 or
   14.6% decrease from the first quarter of 2008. Dividends per share paid were $0.20 during both the first quarter of 2009 and 2008.
 * Net interest income was $5,519,000 which was a $209,000 or 3.9%
   increase over the fourth quarter of 2008, and a $604,000 or 12.3%
   increase over the first quarter of 2008. Similarly, the Company's net interest margin expanded to 3.28% compared with 3.09% during the fourth quarter of 2008, and 3.00% during the first quarter of
   2008. Volatile and declining market interest rates throughout 2008 stabilized somewhat during the first quarter of 2009, and while the yields on the Company's interest-earning assets fell steadily throughout 2008, the cost of its interest bearing liabilities, mainly deposits, fell at a faster pace late in 2008 and in early
   2009.
 * The Company's provision for loan losses was $665,000 during the quarter compared with $1,010,000 during the fourth quarter of 2008 and $0 during the first quarter of 2008. As economic conditions in the Philadelphia region have continued to soften, the Company has steadily increased its allowance for loan losses to $4,425,000 or
   0.81% of loans at quarter end, a 76.8% increase over the $2,503,000 balance at March 31, 2008.
 * Non-performing loans were $3,486,000 at quarter end compared with
   $5,279,000 at December 31, 2008. Foreclosed property at
   March 31, 2009 comprised three parcels of real estate with a combined carrying value of $2,164,000; all of these were
   transferred from loans during the first quarter of 2009. Total non-performing assets were 0.78% of total assets compared with
   0.72% at year end 2008.
 * Loans outstanding were $542.5 million, essentially unchanged during the first quarter of 2009, reflecting weak commercial real estate loan demand. Loans originated for sale were $12.3 million, producing gains of $148,000, resulting from the high level of residential loan refinancing activity stimulated by low conforming loan rates.
 * Deposit growth was strong during the quarter. At quarter end, total deposits were $504.5 million, up 12% on an annualized basis over year end 2008.

Commenting on the performance of the Company, President Kent C. Lufkin stated that, "In these unprecedented times of economic turmoil, I am pleased to report that TF Financial and its principal subsidiary, Third Federal Bank, continue to attain very respectable earnings and overall performance. However, as you would expect, our efforts have changed somewhat to include working with both individual and business customers to aid them in these difficult times. We are committed to being a good community partner. We have also taken prudent steps to increase our allowance for loan losses and we are working diligently to reduce expenses during these trying times so that we can successfully weather this storm and remain a strong and viable financial institution."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

 T F FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION
   (dollars in thousands
    except per share data)   QUARTER ENDED           PERCENT CHANGE
                             -------------           --------------
                   3/31/2009 12/31/2008 3/31/2008 1Q09-4Q08 1Q09-1Q08
                   --------- ---------- --------- --------- ---------

 EARNINGS SUMMARY

   Interest
    income            $9,317    $9,618    $9,833      -3.1%     -5.2%
   Interest
    expense            3,798     4,308     4,918     -11.8%    -22.8%
   Net interest
    income             5,519     5,310     4,915       3.9%     12.3%
   Loan loss
    provision            665     1,010        --     -34.2%      n.m.
   Non-interest
    income               935       927     1,111       0.9%    -15.8%
   Non-interest
    expense            4,424     4,623     4,262      -4.3%      3.8%
   Income taxes          345        83       483     315.7%    -28.6%
   Net income         $1,020      $521    $1,281      95.8%    -20.4%

 PER SHARE
  INFORMATION

    Earnings
     per share,
     basic             $0.41     $0.20     $0.48     105.0%    -14.6%
    Earnings
     per share,
     diluted           $0.41     $0.20     $0.48     105.0%    -14.6%

    Dividends
     paid              $0.20     $0.20     $0.20       0.0%      0.0%

 FINANCIAL
  RATIOS

   Annualized
    return on
    average
    assets              0.57%     0.28%     0.73%    103.6%    -21.9%
   Annualized
    return on
    average
    equity              6.08%     3.00%     7.58%    102.7%    -19.8%
   Efficiency
    ratio              76.42%    88.44%    70.73%    -13.6%      8.0%

 AVERAGE
  BALANCES

   Loans            $545,097  $547,128  $528,865      -0.4%      3.1%
   Mortgage-
    backed
    securities       109,377   109,284   102,223       0.1%      7.0%
   Investment
    securities        39,458    39,996    41,783      -1.3%     -5.6%
   Other
    interest-
    earning
    assets               501       629       971     -20.3%    -48.4%
   Total
    earning
    assets           694,433   697,037   673,842      -0.4%      3.1%
   Non-earning
    assets            34,984    36,611    34,879      -4.4%      0.3%
   Total assets      729,417   733,648   708,721      -0.6%      2.9%

   Deposits          494,969   491,283   473,160       0.8%      4.6%
   FHLB
    advances
    and other
    borrowed
    money            157,928   165,101   159,051      -4.3%     -0.7%
   Total
    interest
    bearing
    liabilities      652,897   656,384   632,211      -0.5%      3.3%
   Non-interest
    bearing
    liabilities        8,471     8,271     8,531       2.4%     -0.7%
   Stockholders'
    equity            68,049    68,993    67,979      -1.4%      0.1%
   Total
    liabilities
    & stockholders'
    equity          $729,417  $733,648  $708,721      -0.6%      2.9%

 SPREAD AND
  MARGIN
  ANALYSIS

 Average
  yield on:
   Loans                5.70%     5.83%     6.22%
   Mortgage-
    backed
    securities          5.14%     4.79%     4.84%
   Investment
    securities          3.90%     3.84%     5.00%
   Other
    interest-
    earning
    assets              0.00%     0.63%     2.49%
   Total
    interest-
    earning
    assets              5.50%     5.55%     5.93%

 Average
  cost of:
   Deposits             2.06%     2.32%     2.79%
   FHLB
    advances
    and other
    borrowed
    money               3.30%     3.48%     4.13%
   Total
    interest-
    bearing
    liabilities         2.36%     2.61%     3.13%

 Interest rate
  spread                3.14%     2.94%     2.80%
 Net interest
  margin                3.28%     3.09%     3.00%

 NON-INTEREST
  INCOME DETAIL

   Service
    fees,
    charges and
    other               $437      $595      $890     -26.6%    -50.9%
   Bank-owned
    life
    insurance            160       164       159      -2.4%      0.6%
   Gain on
    sale of
    investments          190        --        --       n.m.      n.m.
   Gain on
    sale of
    loans                148        72        62     105.6%    138.7%
   Gain on
    sale of
    real estate           --        96        --       n.m.      n.m.

 NON-INTEREST
  EXPENSE
  DETAIL

   Salaries
    and
    benefits          $2,671    $2,775    $2,538      -3.7%      5.2%
   Occupancy             710       722       728      -1.7%     -2.5%
   Professional
    fees                 273       232       254      17.7%      7.5%
   Advertising           148       181       144     -18.2%      2.8%
   Other                 622       713       598     -12.8%      4.0%

 T F FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION

   (dollars in thousands                            PERCENT CHANGE
    except per share data)    PERIOD ENDED          --------------
                              ------------           03/31/09  vs.
                  3/31/2009 12/31/2008 3/31/2008 12/31/2008 3/31/2008
                  --------- ---------- --------- ---------- ---------
 DEPOSIT
  INFORMATION

 Non-interest
  checking         $ 36,123  $ 36,871  $ 36,520       -2.0%     -1.1%
 Interest
  checking           47,365    46,907    46,999        1.0%      0.8%
 Money market       100,481    88,609    87,313       13.4%     15.1%
 Savings            108,518   111,591   127,855       -2.8%    -15.1%
 CD's, retail       212,028   205,872   180,277        3.0%     17.6%

 OTHER INFORMATION

 Per Share
   Book value (a)    $27.35    $26.92    $26.17
   Tangible book
    value (a)         25.64     25.20     24.55
   Closing market
    price             18.19     19.30     24.29

 Balance Sheet
   Loans, net      $542,494  $545,989  $541,706       -0.6%      0.1%
   Cash and cash
    equivalents       3,896     2,719     4,281       43.3%     -9.0%
   Mortgage-backed
    securities      105,678   111,991   100,676       -5.6%      5.0%
   Investment
    securities       38,451    41,515    42,161       -7.4%     -8.8%
   Total assets     723,925   733,708   721,417       -1.3%      0.3%
   Total deposits   504,515   489,850   478,964        3.0%      5.3%
   FHLB advances
    and other
    borrowed money  141,576   168,148   163,601      -15.8%    -13.5%
   Stockholders'
    equity           68,901    67,692    69,729        1.8%     -1.2%

 Asset Quality
   Non-performing
    loans            $3,486    $5,279    $3,144      -34.0%     10.9%
   Allowance for
    loan losses      $4,425    $3,855    $2,503       14.8%     76.8%
   Net charge-offs      $95      $487      $339      -80.5%    -72.0%
   Allowance for
    loan losses
    to gross
    loans              0.81%     0.70%     0.46%      15.7%     76.1%
   Non-performing
    loans to gross
    loans              0.64%     0.96%     0.58%     -33.3%     10.3%
   Non-performing
    loans to
    total assets       0.48%     0.72%     0.44%     -33.3%      9.1%
   Foreclosed
    property         $2,164       $--      $306        n.m.    607.2%
   Foreclosed
    property to
    total assets       0.30%     0.00%     0.04%       n.m.    650.0%
   Non-performing
    assets to
    total assets       0.78%     0.72%     0.48%       8.3%     62.5%

 Statistical
   Shares
    outstanding
    (000's)(a)        2,519     2,515     2,664
   Number of
    branch offices       14        14        15
   Full time
    equivalent
    employees           177       181       180

  (a)  Excludes 144,000, 147,000 and 159,000 unallocated employee stock ownership plan shares at March 31,2009, December 31, 2008 and March 31, 2008, respectively.

  n.m. not meaningful

CONTACT:  TF Financial Corporation
          Dennis R. Stewart, EVP/CFO
          (215) 579-4000